Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

MEI Pharma, Inc.

San Diego, California

We hereby consent to the incorporation by reference in this Registration Statement of our report dated September 8, 2022, except for the impact of the reverse stock split described in Note 1, as to which the date is April 27, 2023, relating to the financial statements of MEI Pharma, Inc. (the “Company”), which appears in the Company’s Registration Statement on Form S-4 filed on June 5, 2023.

/s/ BDO USA, LLP

San Diego, California

June 13, 2023